NEWS RELEASE
Five Below, Inc. Announces Second Quarter Fiscal 2015 Financial Results
EPS of $0.13
Sales increased 19.5% to $182.2 million
Reiterates full year fiscal 2015 guidance
PHILADELPHIA, PA – (September 2, 2015) – Five Below, Inc. (NASDAQ: FIVE) today announced financial results for the thirteen and twenty-six weeks ended August 1, 2015.

For the thirteen weeks ended August 1, 2015:

•	Net sales increased by 19.5% to $182.2 million from $152.5 million in the second quarter of fiscal 2014; comparable store sales increased by 3.0%.

•
Operating income decreased to $11.6 million from $13.3 million in the second quarter of fiscal 2014 driven by the expected deleverage associated with the new distribution center, leadership investments and a shift in marketing spend.

•	The Company opened 32 new stores and ended the quarter with 417 stores in 26 states. This represents an increase in stores of 18.1% from the end of the second quarter of fiscal 2014.

•	U.S. generally accepted accounting principles, or GAAP, net income was $7.1 million compared to $8.3 million in the second quarter of fiscal 2014.

•	GAAP diluted income per common share was $0.13 compared to $0.15 per share in the second quarter of fiscal 2014.

Joel Anderson, CEO, stated: "We delivered earnings at the high end of our guidance range in the second quarter and made significant progress against our strategic initiatives. We are excited to announce the opening of our new east coast distribution center and with new store growth remaining our top priority, we were very pleased with our entry into three new markets, including the highly anticipated Florida market."

Mr. Anderson continued, “We believe our second quarter sales performance was curtailed by two one-time factors that occurred in the middle of the quarter.  First, as part of our ongoing test and learn approach around our marketing strategy, we eliminated a summer circular.  Second, we experienced temporary store receipt delays as we moved out of our existing east coast distribution center.  We believe the combination of the two accounted for total sales coming in at the low end of our guidance range and the comp shortfall for the second quarter.”

“These one-time factors are behind us, and we believe we are well positioned from a merchandising, marketing and distribution standpoint to deliver on our plans for the second half of the year with compelling merchandise and ample newness to further solidify Five Below as a holiday shopping destination," Mr. Anderson concluded.

For the twenty-six weeks ended August 1, 2015:

•	Net sales increased by 20.6% to $335.9 million from $278.5 million in the comparable period in fiscal 2014; comparable store sales increased by 2.4%.

•
Operating income was $18.6 million, which was consistent with the comparable period in fiscal 2014. Adjusted operating income, which excludes the impact of the founders’ transaction in the first quarter of fiscal 2014 (see GAAP/Non-GAAP reconciliation table), decreased to $18.6 million as compared to $19.5 million in the comparable period in fiscal 2014.

•	The Company opened 51 new stores compared to 49 new stores opened in the comparable period in fiscal 2014.

•
GAAP net income was $11.3 million compared to $11.4 million in the comparable period in fiscal 2014. Adjusted net income, which excludes the impact of the founders’ transaction in the first quarter of fiscal 2014 (see GAAP/Non-GAAP reconciliation table), was $11.3 million compared to $11.9 million for the comparable period in fiscal 2014.

•
GAAP diluted income per common share was $0.21, which was consistent with the comparable period in fiscal 2014. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average shares outstanding basis in the twenty-six weeks ended August 2, 2014 (see GAAP/Non-GAAP reconciliation table), was $0.21 per share compared to $0.22 in the comparable period in fiscal 2014.

Balance sheet highlights as of August 1, 2015:

•	Cash and cash equivalents: $60.9 million

•	Total liquidity (cash and cash equivalents plus availability on a $20 million revolver facility): $80.9 million

Third Quarter and Fiscal 2015 Outlook:
For the third quarter of fiscal 2015, net sales are expected to be in the range of $164 million to $167 million based on opening 16 net new stores and assuming a 3% to 4% increase in comparable store sales. GAAP net income is expected to be in the range of $3.3 million to $4.0 million, with a GAAP diluted income per common share range of $0.06 to $0.07 on approximately 54.9 million estimated diluted weighted average shares outstanding.

For fiscal 2015, the Company continues to expect net sales to be in the range of $820 million to $828 million based on opening 70 net new stores for the full year and assuming an approximate 3% increase in comparable store sales. GAAP net income is expected to be in the range of $56.4 million to $58.2 million, with a GAAP diluted income per common share of $1.03 to $1.06 on approximately 55.0 million estimated diluted weighted average shares outstanding.

Conference Call Information:
A conference call to discuss the second quarter fiscal 2015 financial results is scheduled for today, September 2, 2015, at 4:30 p.m. Eastern Daylight Time. Investors and analysts interested in participating in the call are invited to dial 888-219-1412 (international callers please dial 913-312-0404) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.fivebelow.com in the investor relations section of the website.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 877-870-5176 (international callers please dial 858-384-5517). The pin number to access the telephone replay is 5670503. The replay will be available until September 9, 2015.

Non-GAAP Information:
This press release includes non-GAAP adjusted operating income, adjusted net income, adjusted diluted weighted average shares outstanding and adjusted diluted income per common share, each a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a meaningful evaluation of its quarterly and fiscal year 2015 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2014 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to the Company's continued retention of its senior management and other key personnel, risks relating to changes in consumer preferences and economic conditions, risks relating to lack of online sales, risks relating to extreme weather, risks relating to the Company's distribution centers, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, increased competition from other retailers including online retailers, risks relating to cyber security, risks relating to trade restrictions, and risks associated with leasing substantial amounts of space. For further details and a discussion of these and risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products in a fun and differentiated store environment, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds: Style, Room, Sports, Tech, Crafts, Party, Candy, and Now. Five Below is headquartered in Philadelphia, Pennsylvania. For more information, visit www.fivebelow.com.

###
Investor Contact:
ICR, Inc.
Farah Soi/Caitlin Morahan
203-682-8200
Farah.Soi@icrinc.com/Caitlin.Morahan@icrinc.om

Media Contact:
ICR, Inc.
Jessica Liddell/Julia Young
203-682-8200
FivePR@icrinc.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	August 1, 2015	January 31, 2015	August 2, 2014
Assets
Current assets:
Cash and cash equivalents	$60,916	$63,186	$25,550
Inventories	123,847	115,652	106,749
Prepaid income taxes	6,694	1,939	2,247
Deferred income taxes	8,958	8,623	5,145
Prepaid expenses and other current assets	24,349	18,180	19,913
Total current assets	224,764	207,580	159,604
Property and equipment, net	113,196	86,998	82,902
Deferred income taxes	1,025	—	1,281
Other assets	316	284	293
	$339,301	$294,862	$244,080

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—	$—
Accounts payable	66,562	39,222	46,529
Income taxes payable	478	14,442	1,748
Accrued salaries and wages	4,023	5,275	3,364
Other accrued expenses	28,379	20,462	19,279
Total current liabilities	99,442	79,401	70,920
Deferred rent and other	47,422	40,450	40,442
Deferred income taxes	—	742	—
Total liabilities	146,864	120,593	111,362
Shareholders’ equity:
Common stock	545	544	543
Additional paid-in capital	300,820	293,992	289,066
Accumulated deficit	(108,928)	(120,267)	(156,891)
Total shareholders’ equity	192,437	174,269	132,718
	$339,301	$294,862	$244,080

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net sales	$182,191	$152,479	$335,918	$278,483
Cost of goods sold	122,365	101,574	228,931	188,643
Gross profit	59,826	50,905	106,987	89,840
Selling, general and administrative expenses	48,269	37,570	88,409	71,243
Operating income	11,557	13,335	18,578	18,597
Interest expense, net	2	10	11	82
Loss on debt extinguishment	—	—	—	244
Other expense	325	—	325	—
Income before income taxes	11,230	13,325	18,242	18,271
Income tax expense	4,169	5,005	6,903	6,871
Net income	7,061	8,320	11,339	11,400
Net income attributable to participating securities	—	—	—	(38)
Net income attributable to common shareholders	$7,061	$8,320	$11,339	$11,362
Basic income per common share	$0.13	$0.15	$0.21	$0.21
Diluted income per common share	$0.13	$0.15	$0.21	$0.21
Weighted average shares outstanding:
Basic shares	54,501,257	54,280,336	54,474,946	54,072,660
Diluted shares	54,786,092	54,669,600	54,751,620	54,481,540

FIVE BELOW, INC.

Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Twenty-Six Weeks Ended
	August 1, 2015	August 2, 2014
Operating activities:
Net income	$11,339	$11,400
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,232	8,042
Share-based compensation expense	5,460	2,441
Deferred income tax benefit	(2,102)	(1,608)
Other non-cash expenses	28	284
Changes in operating assets and liabilities:
Prepaid income taxes	(4,755)	(750)
Inventories	(8,195)	(17,372)
Prepaid expenses and other assets	(6,215)	(4,665)
Accounts payable	17,396	11,836
Income taxes payable	(13,964)	(4,259)
Accrued salaries and wages	(1,251)	692
Deferred rent	7,475	5,025
Other accrued expenses	10,806	1,553
Net cash provided by operating activities	26,254	12,619
Investing activities:
Capital expenditures	(29,901)	(19,700)
Net cash used in investing activities	(29,901)	(19,700)
Financing activities:
Repayment of note payable under Term Loan Facility	—	(19,500)
Net proceeds from issuance of common stock	81	105
Proceeds from exercise of options to purchase common stock	765	706
Excess tax benefit related to exercises of stock options	531	1,136
Net cash provided by (used in) financing activities	1,377	(17,553)
Net decrease in cash and cash equivalents	(2,270)	(24,634)
Cash and cash equivalents at beginning of period	63,186	50,184
Cash and cash equivalents at end of period	$60,916	$25,550

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of operating income, as reported, to adjusted operating income
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Operating income, as reported	$11,557	$13,335	$18,578	$18,597
Adjustments:
Founders' transaction (1)	—	—	—	858
Adjusted operating income	$11,557	$13,335	$18,578	$19,455

Reconciliation of net income attributable to common shareholders, as reported, to adjusted net income
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net income attributable to common shareholders, as reported	$7,061	$8,320	$11,339	$11,362
Adjustments:
Net income attributable to participating securities, as reported	—	—	—	38
Net income, as reported	7,061	8,320	11,339	11,400
Adjustments:
Founders' transaction (1)	—	—	—	858
Less tax benefit	—	—	—	(324)
Adjusted net income	$7,061	$8,320	$11,339	$11,934

Reconciliation of diluted weighted average shares outstanding, as reported, to adjusted diluted weighted average shares outstanding
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Diluted weighted average shares outstanding, as reported	54,786,092	54,669,600	54,751,620	54,481,540
Adjustments:
Unvested and vested restricted stock (2)	—	—	—	177,637
Adjusted diluted weighted average shares outstanding	54,786,092	54,669,600	54,751,620	54,659,177

Reconciliation of diluted income per common share, as reported, to adjusted diluted income per common share
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Diluted income per common share, as reported	$0.13	$0.15	$0.21	$0.21
Adjustments to numerator:
Founders’ transaction (1)	—	—	—	0.02
Income tax benefit per share	—	—	—	(0.01)
Adjusted diluted income per common share	$0.13	$0.15	$0.21	$0.22

(1)
Founders’ transaction relates to the expense recognition for the options granted to the founders in fiscal 2010 and their modification in March 2012, which cancelled the fiscal 2010 option award to purchase 2,020,620 shares of common stock and granted an equal number of restricted shares that vested through March 2014.

(2)	Assumes the impact of all unvested and vested restricted stock related to the Founders' transaction as of the beginning of the period.